Exhibit 4.1

Amended and Restated Articles of Association

of

ZOOZ Strategy Ltd.

1.	Preamble

1.1.	In these Articles, unless the context requires otherwise:

“Person”	Including an Entity and a natural person;

“Confirmation of Ownership”	shall mean a confirmation of the ownership of a share by a member of the applicable Stock Exchange;

“Stock Exchange”	shall mean the Tel-Aviv Stock Exchange Ltd. (“TASE”), The Nasdaq Stock Market LLC (“NASDAQ”) or any other stock exchange or quotation system on which the Ordinary Shares are listed or quoted;

“In Writing”	shall mean in handwriting, in print, in a typewriter, in a photocopy, by fax, or in any other legible format;

“Registered Shareholder”	shall mean a shareholder, as defined in Section 177(2) of the Companies Law;

“Non-Registered Shareholder”	shall mean a shareholder, as defined in Section 177(1) of the Companies Law;

“Administrative Enforcement Proceeding”	shall mean an administrative enforcement proceeding in accordance with the provisions of any applicable law, including but not limited to the Securities Law, as amended from time to time, the Economic Competition Law, 5748-1988, as amended from time to time, including an administrative petition, an objection, or an appeal in connection with such a proceeding;

“Business Day”	shall mean any day other than Saturday, Sunday or public holiday under the laws of Israel or the State of New York or other day on which banking institutions are authorized or obligated to close in Israel or the State of New York.

“Company”	shall mean ZOOZ Strategy Ltd.;

“Companies Law”	shall mean the Israeli Companies Law, 5759-1999, as amended from time to time, and the regulations promulgated thereunder;

“Securities Law”	shall mean the Israeli Securities Law, 5728-1968, as amended from time to time, and the regulations promulgated thereunder;

“Deed of Appointment”	shall mean a document appointing a proxy to vote in a Company general meeting;

“Majority”

shall mean:

(1) with respect to voting at meetings of the Shareholders - a simple majority of those present and voting determined in accordance with the voting rights attached to the Shares; provided, however, that abstaining votes are not counted;

(2) with respect to voting at meetings of the Board of Directors or any committee thereof - a simple majority determined in accordance with the number of voting Directors; provided, however, that abstaining votes are not counted.

“NIS”	shall mean New Israeli Shekel.

“Special Majority”	shall mean a majority of sixty-six and two thirds percent (66 2/3%) or more of the votes cast by those shareholders voting in person or by proxy (including by voting deed), not taking into consideration abstaining votes.

“Secretary”	shall mean the Person appointed as the Company Secretary (if appointed);

“Shares” or “Ordinary Shares”	shall mean Ordinary shares of the Company, par value NIS 0.0572 each;

“Register” or “Shareholder Register”	shall mean the register of Company shareholders that must be kept in accordance with the Companies Law;

“Office” or “Registered Office”	shall mean the Company’s registered office at any given time;

“Office Holder”	shall have the meaning ascribed to such term in the Companies Law;

“Year” or “Month”	According to the Gregorian calendar;

“Entity”	shall mean a company, a partnership, a cooperative association, a nonprofit, and any other incorporated or unincorporated body of Persons;

The “Articles”	shall mean these Amended and Restated Articles of Association, as may be amended from time to time.

1.2.	All terms in these Articles that are not defined above in Article 1.1 or in another article are defined according to the definition in the Companies Law, unless this creates a contradiction with the subject matter or content of that written; words in the singular also refer to the plural and vice versa; words in the masculine also referred to the feminine.

1.3.	Headings in these Articles are intended for convenience purposes only and may not be used in their interpretation.

1.4.	Wherever these Articles stipulate that its provisions apply subject to the Companies Law or to any applicable law, this means the mandatory provisions of the Companies Law or of any other law, unless otherwise required by the context.

1.5.	The Company is subject to the non-mandatory provisions of the Companies Law, unless these Articles stipulate otherwise, and as long as there is no conflict between them and these Articles.

2.	Name of the Company

The name of the Company in Hebrew is: זוז אסטרטגיה בע”מ.

The name of the Company in English is: ZOOZ Strategy Ltd.

3.	Limitation of Liability

Shareholder liability is limited so that each ordinary shareholder is only liable for the repayment of its Shares’ par value. If the Company allots Shares at a lower consideration than the Shares’ par value, as stated in Section 304 of the Companies Law, each shareholder’s liability will be limited to paying off the reduced consideration amount due to each share allotted to them thus.

4.	Objectives of the Company

The objectives of the Company are to engage in any lawful activity.

5.	Donations

The Company may donate reasonable amounts to worthy causes, even if the donation is not made in the framework of the Company’s business considerations. At its discretion, the Board of Directors may set the donated amounts, the causes for which donations may be made, the donation recipient’s identity, and any other relevant condition. Furthermore, the Board of Directors may authorize the Chief Executive Officer (“CEO”) to decide on the distribution on donations in practice, at the CEO’s discretion, and on the identity of the donation recipient, and any other relevant condition, according to the criteria set by the Board of Directors.

6.	The Registered Office

The Company’s Registered Office is to be at the address the Board of Directors determines, and it may change from time to time.

7.	Modifications to the Articles

7.1.	Except as otherwise provided in these Articles, the Company may modify these Articles by a resolution adopted by a Majority of the Shareholders voting at the applicable meeting of the Shareholders (“General Meeting”).

7.2.	A resolution that modifies any provision of these Articles, adopted by a Majority of the Shareholders voting at the General Meeting (or such other majority required by these Articles for modifying any provision of these Articles, as the case may be) to modify these Articles at the General Meeting, will be considered a resolution to modify these Articles, even if the resolution does not state this expressly.

7.3.	Subject to the Companies Law, modifications to these Articles are effective as of the day the Company resolves to make them, or as of a later date, as the resolution stipulates.

8.	Registered Share Capital

The Company’s authorized share capital of the Company is NIS 2,860,000, divided into 50,000,000 Ordinary Shares. The Company may change the authorized share capital according to the Companies Law and these Articles.

9.	The Shares

9.1.	All Ordinary Shares have equal rights, for all intents and purposes, including the rights to dividends, to bonus Shares, and to participate in the distribution of the Company’s surplus assets upon its dissolution, in proportion to each share’s par value, without considering any premium paid on it, all, subject to the provisions of these Articles.

9.2.	Each Ordinary Share entitles its holder to participate in Company general meetings, and to a single vote.

9.3.	Anyone registered as a shareholder in the Shareholder Register, and anyone to whose name a share is registered with a member of the applicable Stock Exchange, including if the share is included among the Shares registered to the name of the nominee company in the Company’s Shareholder Register, is considered a Company shareholder.

9.4.	If a shareholder acts as a trustee for the benefit of another Person, they must notify the Company of such arrangement, and the Company will register them in the Shareholder Register, including the trust status; for the purpose of the Companies Law, they will be considered one shareholder, and the Company will consider the trustee a shareholder for all intents and purposes and will not recognize any other Person, including the beneficiary Person, as having any title to the share.

10.	Share Certificate

10.1.	The certificates attesting to the property rights in the Shares must bear the Company stamp and signatures by two directors or the signatures of any two people the Board of Directors may authorize for this purpose.

The Board of Directors may decide that the signature or signatures above may be made mechanically, in the manner the Board of Directors determines.

10.2.	As long as Company Shares are listed on a Stock Exchange, all Shares the Company allots, including Shares that result from the conversion of convertible securities into Shares, if the Company issues such securities, may be registered to the name of a nominee company, in the Shareholder Register, to the extent determined by the Company to be necessary.

10.3.	Unless the share issuance terms stipulate otherwise, and subject to any applicable law, a nominee company may receive a single certificate attesting to the number and type of Shares registered to it in the Shareholder Register at its request, within two Months after the issuance’s or the transfer’s registration, as applicable, against the replaced share certificates.

10.4.	Subject to the Companies Law, each share certificate must state the number of Shares due to which it is issued, their serial numbers, and their par value.

10.5.	A certificate relating to a share that is registered to two or more people must be delivered to the Person listed first in the Shareholder Register with regard to that share, unless all registered holders of that share give the Company a written notice to deliver the certificate to another registered holder.

10.6.	If a share certificate is defaced, corrupted, lost, or destroyed, the Board of Directors may order its revocation and issue a new certificate in lieu of it, as long as the Company receives and destroys the share certificate, or that the Board of Directors is satisfied that the certificate has been lost or destroyed, and the Company has received guarantees due to any potential damage, to the Board of Directors’ satisfaction. A reasonable amount will be paid due to each share certificate issued under this Article, as the Board of Directors (if at all) determines from time to time. The Board of Directors may authorize any Person to exercise the Board of Directors’ authorities under this Article.

11.	Payments Due to Shares

All Shares in the Company’s issued capital will be fully paid up.

12.	Forfeiture of Shares

12.1.	Without detracting from that set forth above in Article 11, the Board of Directors may forfeit and sell any share the Company has issued, if the consideration the shareholder has warranted to pay has not been paid to the Company, in whole or in part, and the provisions of the Companies Law apply to this matter. The forfeiture will also apply to any dividend declared on the forfeited Shares that has not been paid in practice before the forfeiture.

12.2.	The forfeiture of Shares, as stated above in Article 12.1, is to be performed pursuant to a demand notice to be issued to the shareholder, that must stipulate the date (at least seven days after the demand notice date) and place where the payment demand must be fulfilled (“Demand Notice”). The Demand Notice must state that in the event of failure to pay on the scheduled date or earlier, and at the place stipulated in the notice, the Company might forfeit the Shares in connection with which the payment demand is made.

12.3.	At any time before forfeiting, reselling, or otherwise disposing of such a share, the Board of Directors may call off the forfeiture, at the terms the Board of Directors considers appropriate.

12.4.	A shareholder whose Shares have been forfeited:

12.4.1.	will no longer be a shareholder with regard to the forfeited Shares, and upon such a forfeiture, all of their rights and duties toward the Company due to the forfeited Shares will be revoked, as well as any claim or demand toward the Company regarding the forfeited Shares, except the rights and duties that are excluded from this rule according to these Articles or that apply to former shareholders, under any applicable law.

12.4.2.	Will continue to bear its duty to pay, and will pay the Company all payment demands, payment amounts, interest amounts, and expenses the Company is entitled to on the forfeited Shares or due to them as of the forfeiture date, plus interest on these amounts, from the date of the forfeiture to the actual payment date, at the maximal permissible rate at the time, under any applicable law, without delay. The Board of Directors may obligate a shareholder whose Shares have been forfeited to pay those amounts, wholly or partly, as long as if the forfeited Shares are sold or re-allotted, the liability of the shareholder whose Shares have been forfeited will be reduced, by the amount received in practice from selling them or re-allotting them, as applicable.

12.5.	The provisions of these Articles regarding forfeiture also apply to incidents of failure to pay a predetermined amount that has become due according to the share allotments terms on a fixed date, whether on the share amount or as a premium, as though this amount had become due according to the payment demand that has been made, and that due notice thereof has been made under the provisions of these Articles.

13.	Share Transfer

13.1.	Shares and other securities of the Company may be transferred, subject and pursuant to the provisions of this Article 13.

13.2.	Any transfer of Shares registered in the Shareholder Register in the name of a Registered Shareholder, including a transfer made by a nominee company or to a nominee company, must be made In Writing, as long as the deed of transfer is signed by the transferring party and by the transferee, in person or through their representatives, and by the witnesses to the signature, and delivered to the Company’s Registered Office or to any other location, as the Board of Directors determines for this purpose. Subject to the Companies Law, a share transfer will not be registered in the Shareholder Register until after the Company has received the deed of transfer, as stated above, and the Company will continue to treat the transferring party as the holder of the transferred Shares, until the transferee is registered as the holder of the transferred Shares in the Shareholder Register. Without derogating from the foregoing, Shares registered in the name of the depository trust company (or any equivalent thereof) or a nominee thereof shall be transferable, in addition to the terms set forth above, also in accordance with the policies and procedures of such depository trust company (or any equivalent thereof) or nominee thereof. The Board of Directors may, from time to time, approve other methods of recognizing the transfer of Shares in order to facilitate the trading of the Company’s shares on the Stock Exchange.

13.3.	The deed of share transfer must be made In Writing in a standard format in Israel and acceptable by the Board of Directors. If the transferring party or the transferee is an Entity, a lawyer, an accountant, or another Person whose identity is acceptable to the Board of Directors, must verify the authority of those signing on behalf of the Entity, to make or to receive the transfer, as applicable.

13.4.	The Company may lock the Shareholder Register for a duration to be determined by the Board of Directors, as long as it does not exceed 30 days a Year. While the Register is locked, share transfers may not be recorded in it. Subject to the provisions of these Articles and to the allotment terms of all classes of Shares, the Shares may be transferred with no need for the Board of Directors’ approval.

13.5.	All deeds of transfer must be submitted to the Office or to another location as the Board of Directors may determine, to register them, along with the certificate due to the Shares to be transferred, if issued, and any other proof the Board of Directors may demand concerning the transferring party’s property right or its rights to transfer the Shares. The Company will retain the registered deeds of transfer.

13.6.	Subject to the Companies Law and to the provisions of these Articles, if the Board of Directors does not refuse or decline to register such transfer of shares in accordance with the provisions of these Articles, the Company will register the transfer of shares in the Shareholders Register as soon as is practicable.

13.7.	The foregoing notwithstanding, if one or more of the joint registered holders of Shares listed to their name in the Register passes away, the Company will recognize the surviving registered holders alone as entitled to these Shares, subject to any applicable law.

13.8.	Subject to the provisions of these Articles, the Company may alter the registration of ownership of Shares in the Shareholder Register, if the Company receives a court order to amend the Register or if it is proven to the Company, to the Board of Directors’ satisfaction, and in the methods the Board of Directors has determined, that the lawful conditions for assigning the right to Shares have been met, and the Company may not acknowledge any Person’s title to the Shares before their title has been proven, as stated above.

13.9.	Without detracting from the foregoing, the Board of Directors may refuse to perform the registration or delay it, as it would have been entitled to, had the Registered Shareholder transferred the share themselves before assigning the right.

13.10.	Subject to the Companies Law and the provisions of these Articles, any Person who has become entitled to a share, as stated above in Article 13.6, may transfer the Shares, as the Registered Shareholder would have been entitled to do in person before the right was assigned.

13.11.	The Company may destroy deeds of share transfer at the lapse of seven Years of their registration in the Register. The Company may also destroy revoked share certificates after seven Years of the revocation, on the presumption that all such destroyed deeds of transfer and certificates were in full effect and that the transfers, revocations, and registrations, as applicable, have been made lawfully..

14.	Changes to the Capital

14.1.	The Company may increase its registered share capital by resolution adopted by a Majority of the Shareholders voting at the applicable General Meeting, and create additional classes of Shares in the Company equity.

14.2.	Subject to the Companies Law, the Company may, subject to a resolution adopted by a Majority of the Shareholders voting at the applicable General Meeting:

14.2.1.	Consolidate all or some of its Shares, and divide them into Shares with a larger par value than its existing Shares’ par value.

14.2.2.	Divide all or some of its Shares through a subdivision into Shares with a lower par value than its existing Shares’ par value.

14.2.3.	Reduce the Company’s capital and any reserve fund out of a capital redemption.

14.3.	The Board of Directors may settle any difficulty that may arise in connection with the execution of any such resolution, at its discretion.

14.4.	Without detracting from the generality of the Board of Directors’ power, as stated above, if shareholders are left with fractions of Shares as a result of such a consolidation or division, the Board of Directors may act in one or more of the following manners, at its discretion:

14.4.1.	Determine that the Company will sell fractions of Shares that do not entitle their holders to a whole share, and pay the sale proceeds to the eligible parties, at the terms and in the manner to be determined.

14.4.2.	Allot Shares of a class that existed in the Company capital before the consolidation or division to each holder of a share that does not entitle its holder to a whole share, in such a number that will create one whole share when consolidated with the fraction, and such an allotment is to be considered to be effective as of right before the consolidation or division, as applicable.

14.4.3.	Determine how the amounts payable on the Shares allotted as stated above in Article 14.4.2 are to be paid off, including by making it possible to pay off the amounts owed on bonus Shares.

14.4.4.	Determine that holders of fractions of Shares are not entitled to a whole share due to a fraction of the share.

14.4.5.	Determine that shareholders are not eligible to a whole share due to a fraction of the whole share of a specific par value or less, and are entitled to a whole share due to a fraction of the whole share of the higher par value than that par value.

14.5.	The Company may revoke the yet unallotted registered share capital by a resolution adopted by a Majority of the Shareholders voting at the applicable General Meeting, as long as the Company has not made an undertaking, including a conditional undertaking, to allot the Shares.

15.	Modification of Rights

15.1.	Whenever the share capital is divided into different classes, the Company may, by a resolution adopted by a Majority of the Shareholders voting at the applicable General Meeting and unless the allotment terms of this class of Shares stipulate otherwise, revoke, convert, expand, add, reduce, amend, or otherwise alter the rights attached to a class of Company Shares, as long as all holders of Shares of that class give their written consent to do so, or as the class meeting of shareholders of that class passes a resolution to do so by an ordinary majority of votes, or, if stipulated otherwise in the allotment terms of a certain class of Company Shares, as stipulated.

15.2.	The provisions of these Articles regarding General Meetings apply to all class meetings, mutatis mutandis.

15.3.	The rights granted to shareholders or to the holders of a class of Shares that have been issued, whether this concerns ordinary rights or preferences or other special rights, are not considered to have been converted, reduced, prejudiced, or otherwise altered by the creation or issuance of other Shares of any class whatever, whether of an equal rank or a different or higher rank for the purposes of Article 15.2 above, nor will they be considered to have been converted, reduced, prejudiced, or otherwise altered, for the purposes of the above article, by a change in the rights attached to Shares of any other class, unless expressly stated otherwise in these Shares’ allotment terms.

16.	Issuance of Shares and Other Securities

16.1.	The Board of Directors may issue or allot Shares and other securities that may be converted into or exercised as Shares, up to the limit of the Company’s registered share capital; for this purpose, convertible securities, or securities that may be exercised as Shares, will be considered to have been converted or exercised on the issue date. Without detracting from the generality of the foregoing, the Board of Directors may issue the Shares and other securities, as stated above, grant rights of choice to purchase them, including options, or grant them in any other way, all to the people, on the dates, at the price, and at the terms it sets, and order anything in connection with this, all at the Board of Directors’ discretion.

16.2.	Without detracting from the generality of the foregoing, and subject to the Companies Law and these Articles, the Board of Directors may determine that the consideration due to the Shares is to be paid in cash or in kind, including in securities or in any other way, at its discretion; or that the Shares are to be granted as bonus Shares or that they are to be allotted for a consideration that is equal to or higher or lower than their par value, in units or in series, all on the dates and at the terms the Board of Directors sets, at its discretion.

16.3.	The Board of Directors may decide to pay any Person brokerage fees or underwriting fees, in consideration for subscribing for, agreeing to subscribe for, or obtaining subscriptions or undertakings to subscribe to Company Shares, debentures, or other securities. The Board of Directors may also decide to pay brokerage fees whenever Company securities are issued, all in cash, in Company Shares, or in other Company securities, or in any other way, or to pay one part in one way and another part another way, all subject to any applicable law.

17.	Redeemable Securities

Subject to the Companies Law, the Company may issue redeemable securities at the terms and in the manner the Board of Directors sets, at its discretion.

18.	Registers

18.1.	The Company will keep a Shareholder Register and record the names of the shareholders and all other information required according to the Companies Law, shortly after issuing any Company share. Subject to the Companies Law, upon a Shareholder’s registration in the Register, they will be considered the owner of the Shares registered to them, even if no share certificate has been issued over such Shares.

18.2.	The Company may keep another Shareholder Register outside Israel, at the terms stipulated for this purpose in the Companies Law.

18.3.	The Company will keep a register of debenture holders and securities that may be converted into Company Shares, and all provisions of these Articles regarding Shares apply to such convertible securities for the purpose of making entries in the Register, issuing certificates, replacing certificates, transfers, and assignments, mutatis mutandis, as applicable, all subject to the securities’ allotments terms.

19.	General Meetings

19.1.	Company resolutions on the following matters are to be made by a General Meeting:

19.1.1.	Changes to these Articles;

19.1.2.	Exercising the Board of Directors’ powers by the general meeting, if the Board of Directors cannot exercise its powers, and exercising one of its powers is essential for the Company’s proper management, as stated in Section 52(A) of the Companies Law;

19.1.3.	Appointing and dismissing the Company’s Auditor;

19.1.4.	Authorizing actions and transactions that require the general meeting’s approval under Sections 255 and 268 to 275 of the Companies Law;

19.1.5.	Increasing and decreasing the registered share capital under the provisions of Sections 286 and 287 of the Companies Law, and changing the capital, as set forth in these Articles;

19.1.6.	A merger, as stated in Section 320(A) of the Companies Law;

19.1.7.	Any decision that must be made by a General Meeting resolution under these Articles or the Companies Law.

19.1.8.	The appointment and dismissal of directors shall be made only by the annual General Meeting (the “Annual Meeting”).

19.2.	Subject to Section 50 of the Companies Law, the General Meeting may assume the authorities vested in another organ, and if the general meeting assumes the Board of Directors’ powers, the shareholders will bear the directors’ liabilities and responsibilities, as stated in Section 50(B) of the Companies Law.

19.3.	The Company is to hold the Annual Meeting annually and no later than the lapse of 15 Months of the last Annual Meeting, at the place and time the Board of Directors determines.

19.4.	If traveling is restricted subject to the instructions of an applicable securities authority, from time to time, a General Meeting may gather using any media, as long as all participants can hear each other at the same time.

19.5.	The agenda of the Annual Meeting must include the following subjects:

19.5.1.	Reviewing the Company’s financial statements and the Board of Directors report on the state of the Company’s affairs, submitted to the general meeting;

19.5.2.	Appointment of applicable class of directors;

19.5.3.	Appointing the Auditor and setting their wages or authorizing the Board of Directors to set their wages;

19.5.4.	Together with the foregoing, the agenda at the Annual Meeting may include any other issue that has been put on the agenda, as stated below in Article 19.10;

19.6.	A General Meeting which is not an Annual Meeting shall be also referred to herein as a “Extraordinary Meeting”.

19.7.	The Company Board of Directors may convene Extraordinary Meetings, and shall further convene an Extraordinary Meeting at the requirement of any of the following:

19.7.1.	Two directors or one-quarter of the serving directors;

19.7.2.	One shareholder holding at least 5% of the issued and outstanding share capital and 1% of the voting rights in the Company, or one or more shareholders holding at least 5% of the voting rights in the Company.

19.8.	If the Board of Directors is asked to convene an Extraordinary Meeting, as stated above, it shall convene it within 21 days of receiving the applicable demand, to a date to be specified in the Extraordinary Meeting invitation, in accordance with the Companies Law.

19.9.	If the Board of Directors fails to convene an Extraordinary Meeting in accordance with Article 19.7 above, the demanding party (and as for shareholders–including any number of them holding more than half their voting powers) may convene the meeting by themselves, as long as it takes place no later than three Months of the date of making the demand, and to the extent practicable, in the same manner in which the Board of Directors convenes meetings, all subject to mandatory timeline as determined by the Companies Law.

19.10.	Agenda of the Meeting

19.10.1.	The agenda of any General Meeting will be set by the Board of Directors; and if an Extraordinary Meeting is convened upon demand as specified above, those matters specified by the Directors or Shareholders who demanded that the Extraordinary Meeting be convened shall be included in the agenda, provided that such matters are suitable (at the Board of Director’s discretion), in accordance with the Companies Law and these Articles, to be included in the agenda of a General Meeting.

19.10.2.	Only matters included on the agenda will be discussed at a General Meeting.

19.11.	The Company must notify its shareholders of a General Meeting on the dates scheduled in the applicable law by making public filings in accordance with applicable laws and Stock Exchange rules.

19.12.	The notice of the general meeting must specify all details required under the law.

19.13.	When convening a General Meeting, the Board of Directors may determine the manner of specifying the issues on the General Meeting’s agenda that are to be submitted to the shareholders, all at the Board of Directors’ discretion, subject to the Companies Law.

19.14.	A flaw made in good faith in gathering or administering the General Meeting, including a flaw that follows from the nonperformance of a provision or term stated in the Companies Law or in these Articles, including on the matter of gathering or administering the General Meeting, will not invalidate any resolution passed at the General Meeting or be considered a defect in the proceedings, subject to the provisions of any applicable law.

19.15.	Shareholder Proposal Request.

(a) Subject to any applicable law and stock exchange rules and regulations, any Shareholder or Shareholders of the Company holding at least the required percentage under the Companies Law of the voting rights of the Company which entitles such Shareholder(s) to require the Company to include a matter on the agenda of a General Meeting (the “Proposing Shareholder(s)”) may request, subject to the Companies Law, that the Board of Directors include a matter on the agenda of a General Meeting to be held in the future, provided that the Board of Directors determines that the matter is appropriate to be considered at a General Meeting (a “Proposal Request”). In order for the Board of Directors to consider a Proposal Request and whether to include the matter stated therein in the agenda of a General Meeting, notice of the Proposal Request must be timely delivered in accordance with applicable law, and the Proposal Request must comply with the requirements of these Articles (including this Article 19.15) and any applicable law and stock exchange rules and regulations. The Proposal Request must be In Writing, signed by all of the Proposing Shareholder(s) making such request, delivered, either in person or by registered mail, postage prepaid, and received by the Secretary (or, in the absence thereof, by the CEO). To be considered timely, a Proposal Request must be received within the time periods prescribed by applicable law. The announcement of an adjournment or postponement of a General Meeting shall not commence a new time period (or extend any time period) for the delivery of a Proposal Request as described above. In addition to any information required to be included in accordance with applicable law, a Proposal Request must include the following: (i) the name, address, telephone number, fax number and email address of the Proposing Shareholder (or each Proposing Shareholder, as the case may be) and, if an Entity, the name(s) of the Person(s) that controls or manages such Entity; (ii) the number of Shares held by the Proposing Shareholder(s), directly or indirectly (and, if any of such Shares are held indirectly, an explanation of how they are held and by whom), which shall be in such number no less than as is required to qualify as a Proposing Shareholder, accompanied by evidence satisfactory to the Company of the record holding of such Shares by the Proposing Shareholder(s) as of the date of the Proposal Request; (iii) the matter requested to be included on the agenda of a General Meeting, all information related to such matter, the reason that such matter is proposed to be brought before the General Meeting, the complete text of the resolution that the Proposing Shareholder proposes to be voted upon at the General Meeting, and a representation that the Proposing Shareholder(s) intend to appear in person or by proxy at the meeting; (iv) a description of all arrangements or understandings between the Proposing Shareholders and any other Person(s) (naming such Person or Persons) in connection with the matter that is requested to be included on the agenda and a declaration signed by all Proposing Shareholder(s) of whether any of them has a personal interest in the matter and, if so, a description in reasonable detail of such personal interest; (v) a description of all Derivative Transactions (as defined below) by each Proposing Shareholder(s) during the previous twelve (12) Month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such Derivative Transactions; and (vi) a declaration that all of the information that is required under the Companies Law and any other applicable law and stock exchange rules and regulations to be provided to the Company in connection with such atter, if any, has been provided to the Company. The Board of Directors, may, in its discretion, to the extent it deems necessary, request that the Proposing Shareholder(s) provide additional information necessary so as to include a matter in the agenda of a General Meeting, as the Board of Directors may reasonably require.

A “Derivative Transaction” means any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Proposing Shareholder or any of its Affiliates or associates, whether of record or beneficial: (1) the value of which is derived in whole or in part from the value of any class or series of shares or other securities of the Company, (2) which otherwise provides any direct or indirect opportunity to gain or share in any gain derived from a change in the value of securities of the Company, (3) the effect or intent of which is to mitigate loss, manage risk or benefit of security value or price changes, or (4) which provides the right to vote or increase or decrease the voting power of, such Proposing Shareholder, or any of its Affiliates or associates, with respect to any Shares or other securities of the Company, which agreement, arrangement, interest or understanding may include, without limitation, any option, warrant, debt position, note, bond, convertible security, swap, stock appreciation right, short position, profit interest, hedge, right to dividends, voting agreement, performance-related fee or arrangement to borrow or lend Shares (whether or not subject to payment, settlement, exercise or conversion in any such class or series), and any proportionate interest of such Proposing Shareholder in the securities of the Company held by any general or limited partnership, or any limited liability company, of which such Proposing Shareholder is, directly or indirectly, a general partner or managing member.

(b) The information required pursuant to this Article shall be updated as of (i) the record date of the General Meeting, (ii) five business days before the General Meeting, and (iii) as of the General Meeting, and any adjournment or postponement thereof.

(c) The provisions of Articles 19.15(a) and 19.15(b) shall apply, mutatis mutandis, to any matter to be included on the agenda of an Extraordinary Meeting which is convened pursuant to a request of a Shareholder duly delivered to the Company in accordance with the Companies Law.

19.16.	An amendment to Articles 19.1.8, 19.10.1, 19.15 or this Article 19.16 shall require a Special Majority.

19.17.	The Company is not required to give notice of a General Meeting, subject to any mandatory provision of the Companies Law.

19.18.	The accidental omission to give notice of a General Meeting to any shareholder, or the non-receipt of notice sent to such shareholder, shall not invalidate the proceedings at such meeting or any resolution adopted thereat.

20.	Proceedings at the General Meeting

20.1.	Proceedings at the General Meeting may not begin unless a quorum is present at the beginning of the meeting start time. A quorum will form in the presence of one or more shareholders holding at least 25% of the voting powers in the Company, in person (including presence by voting instrument or a vote through the electronic voting system, according to the law) or by proxy, within thirty minutes of the scheduled meeting start time, unless otherwise stated in these Articles.

20.2.	If no quorum is present at the General Meeting within 30 minutes of the scheduled meeting start time, the meeting will be postponed by seven days, at the same time and place, without it being necessary to notify the shareholders of this, and subject to the Companies Law and any applicable law, or to a later date, if such a later date has been stated in the notice of the General Meeting, or to another day, time, and place, as the Board of Directors determines in a notice to the shareholders.

20.3.	A quorum will form at a deferred meeting in the presence of one or more shareholders holding 25% or more of the voting powers, within 30 minutes of the scheduled meeting start time, in person (including by a voting instrument or voting on the electronic voting system, according to the law) or by proxy. If no quorum is present at the deferred meeting within 30 minutes of the scheduled deferred meeting start date, the meeting will be held regardless of the number of participants.

20.4.	The Chairperson of the Board of Directors (or in their absence, any director the Board of Directors appoints for this purpose, or in their absence, the Company’s CEO) will be the chairperson of any Company General Meeting. If there is no such chairperson or if the chairperson is not present at any particular meeting within 15 minutes of the scheduled meeting start time, or if they refuse to act as chairperson of the meeting, the directors may elect one of the present officers as chairperson of the meeting. If no other director or officer is present or if all present directors or officers refuse to act as chairperson of the meeting, one of the shareholders or a representative of such a shareholder will be elected as chairperson of the meeting. If no shareholder is physically present, as stated above, the voting instrument will be used to authorize a Company representative to act as chairperson of the meeting, as stated above.

20.5.	The Company will keep minutes of the proceedings in the General Meeting, including the names of the participating shareholders, the numbers of Shares they hold, and details of the issues discussed at the general meeting, and the resolutions the meeting has passed.

20.6.	The minutes, signed by the chairperson of the general meeting, are prima facie evidence of their content.

21.	Voting and Decision-Making at the General Meetings

21.1.	A shareholder who wishes to vote at the General Meeting must prove their ownership of the share to the Company, under the Companies Law. Without detracting from the foregoing, the Board of Directors may set instructions and procedures for the purpose of proof of ownership of Company Shares. Among other things, a verified electronic message, under Section 44K5 of the Securities Law, concerning the electronic voting system user data, is considered a Confirmation of Ownership.

21.2.	Any shareholder may vote at a General Meeting in person or by proxy, all in accordance with the provisions of these Articles, and subject to the Companies Law. The proxy does not have to be a Company shareholder.

21.3.	Subject to any applicable law, any joint holder of a share may vote at any meeting, in person or by proxy due to that share, as though they had been the only eligible shareholder. If more than one joint shareholder participates at the meeting in person or by proxy, the shareholder listed first in the Shareholder Register or the Confirmation of Ownership or another document as the Board of Directors determines for this purpose will vote due to that share, as applicable.

Several guardians or estate administrators of a Registered Shareholder who passed away are considered joint holders of these Shares, for the purposes hereof.

Without detracting from the foregoing, if more than one shareholder is listed as the shareholder in the Company’s Shareholder Register, the Company will consider the first Person appearing on the Register as the other Registered Shareholders’ representative, unless the Company receives a document, signed by the majority of joint shareholders, or a court order, stating the name of another Registered Shareholder as the shareholders’ representative.

21.4.	Anyone who is eligible to a share may vote by the power of that share at any general meeting, as though they are the share’s registered holder, as long as they proves their title to the share to the Board of Directors’ satisfaction, in the manner determined in the Companies Law for that purpose.

21.5.	Deed of Appointment

21.5.1.	A Deed of Appointment must be made In Writing and signed by the appointing party, and if the appointing party is an Entity, the Deed of Appointment must be made In Writing and signed in a way that binds the Entity; the Board of Directors may demand that the Company receive written confirmation of the signatories’ power to bind the Entity, before gathering the meeting, to the Board of Directors’ satisfaction. The Board of Directors may also set instructions and proceedings in connection with this.

21.5.2.	The Deed of Appointment or a suitable copy, to the Board of Directors’ satisfaction, is to be deposited at the Registered Office or elsewhere, in Israel or outside it, as the Board of Directors may decide from time to time, in general or for a specific instance–at least 48 hours before the meeting or the deferred meeting start time, as applicable, in which the proxy intends to vote by the power of that Deed of Appointment. The foregoing notwithstanding, the chairperson of the meeting may accept such a Deed of Appointment even after that date, if they considered appropriate, at their discretion. If the Deed of Appointment is not accepted, as stated above in this Article, it will not be effective at that meeting.

21.5.3.	A proxy may participate in the discussions at the General Meeting and be elected chairperson of the meeting, as the appointing shareholder would have been entitled to, unless stated otherwise in the deeds of appointment.

21.5.4.	The Deed of Appointment must be made In Writing in a standard format acceptable to the Board of Directors.

21.5.5.	The Deed of Appointment must state the General Meeting for which it is made. The foregoing notwithstanding, a shareholder may make a Deed of Appointment for a limited or an unlimited period.

21.5.6.	The Deed of Appointment must state the number and class of Shares for which it has been made. If the Deed of Appointment does not state the number of Shares for which it is made or if the number of Shares it states is higher than the number of Shares registered to the shareholder’s name or according to the Confirmation of Ownership, as applicable, the Deed of Appointment will be considered to have been made for all of the shareholder’s Shares.

21.5.7.	If the Deed of Appointment is made for a lower number of Shares than the number of Shares listed to the shareholder’s name or stated in the Confirmation of Ownership, as applicable, the shareholder will be considered to have abstained from voting on its remaining Shares, and the Deed of Appointment will be in effect for the number of Shares listed in it.

21.5.8.	Without detracting from the provisions on the appointment of a proxy, a shareholder who holds more than one share may appoint more than one proxy, as long as each Deed of Appointment states the number and class of Shares for which it is made.

If the total number of Shares of any class listed in the deeds of appointment made by a single shareholder exceeds the number of Shares of that class registered to that shareholder’s name or stated in the Confirmation of Ownership, as applicable, all deeds of appointment made by that shareholder shall be void.

21.5.9.	A vote made under a Deed of Appointment will be valid even if the appointing party has passed away or has been declared unfit or if the Deed of Appointment has been revoked or if the share for which it has been granted was transferred before the vote, unless the Office receives written notice, before the meeting, of the death, incapacity, revocation, or transfer, as applicable. The foregoing notwithstanding, the chairperson of the meeting may accept such a notice during the meeting, if they consider it appropriate, at their discretion.

21.5.10.	The Deed of Appointment also applies to any deferred meeting of the meeting to which it refers, as long as it does not state otherwise.

21.6.	Voting Ballot

21.6.1.	Shareholder may vote at the general meeting using a ballot or an electronic ballot, on all issues on the agenda of the general meeting, including issues that are not listed in Section 87 of the Companies Law.

21.6.2.	A Shareholder may vote by way of a proxy card in accordance with the provisions of the Companies Law or any other applicable law, on the matters specified therein, and provided it is completed and returned to the Company in accordance with its terms.

21.6.3.	A ballot the Company receives as stated in this Article on a particular issue on which the General Meeting did not hold a vote will be counted as an abstaining vote for the purpose of deciding to postpone the meeting, and it will be counted at the deferred meeting, according to the vote stated in it.

21.7.	A shareholder or a proxy may vote by the power of some Shares they own or for which they are proxies, and otherwise over other Shares.

21.8.	Each Ordinary Share entitles its holder to participate in Company general meetings, and to a single vote.

21.9.	The decision that is up for a vote at the General Meeting will be decided by counting the votes; votes will be counted in the way the chairperson of the meeting decides.

21.10.	The chairperson’s declaration that the General Meeting voted for or against a resolution, unanimously or by a particular majority, and any comment made on this matter in the meeting minutes, is considered prima facie evidence of its contents, and there is no need to prove the number of votes or the proportion of votes for or against the proposed resolution.

21.11.	Subject to the Companies Law, and unless expressly stated otherwise in these Articles, General Meeting resolutions are to be made by a Majority of votes. The chairperson of the meeting will not have a second or a tie-breaking vote. In the event of a tied vote, the proposed resolution the shareholders voted on will be considered to have been denied.

21.12.	The chairperson of the General Meeting may postpone it or postpone the discussion or the decision on a particular meeting on the agenda, with the consent of the meeting, if a quorum is present, to another place and time, and they are required to do so at the meeting’s demand. Only the issues appearing on the agenda on which no resolution has been made at the meeting that decided to postpone the meeting may be discussed at such a deferred meeting. If the General Meeting is postponed by more than 21 days, notice will be made of the deferred meeting, as stated above in Articles 19.11 and 19.12.

22.	The Board of Directors

22.1.	The number of directors may be no less than 6 and no more than 9 (including external directors to the extent required to be appointed to the Board of Directors pursuant to the Companies Law, and independent directors).

22.2.	(a) The directors (excluding external directors, to the extent external directors are required to be elected and to serve on the Board of Directors pursuant to the requirements of the Companies Law), shall be classified, with respect to the term for which they each severally hold office, into three classes, as nearly equal in number as practicable, hereby designated as Class I, Class II and Class III (each, a “Class”). The Board of Directors may assign members of the Board of Directors already in office to such classes at the time such classification becomes effective.

(i) The term of office of the initial Class I directors shall   commence on the Merger Effective Time (as defined in the Business Combination Agreement between the Company, SPAC (as defined therein), Merger Sub (as defined therein), SPAC Representative (as defined therein) and Company Representative (as defined therein) dated April 4, 2024; the “Merger Effective Time”) and shall expire at the Annual Meeting to be held in 2025 and when their successors are elected and qualified;

(ii) The term of office of the initial Class II directors shall commence on the Merger Effective Time and shall expire at the first Annual Meeting following the Annual Meeting referred to in clause (i) above and when their successors are elected and qualified; and

(iii) The term of office of the initial Class III directors shall commence on the Merger Effective Time and shall expire at the first Annual Meeting following the Annual Meeting referred to in clause (ii) above and when their successors are elected and qualified.

(b) At each Annual Meeting, commencing with the Annual Meeting to be held in 2025, each Nominee or Alternate Nominee (each as defined below) elected at such Annual Meeting to serve as a director in a Class whose term shall have expired at such Annual Meeting shall be elected to hold office until the third Annual Meeting next succeeding his or her election and until his or her respective successor shall have been elected and qualified. Notwithstanding anything to the contrary, each director shall serve until his or her successor is elected and qualified or until such earlier time as such director’s office is vacated.

(c) If the number of directors (excluding external directors, if any were elected) that comprises the Board of Directors is hereafter changed by the Board of Directors, any newly created directorships or decrease in directorships shall be so apportioned by the Board of Directors among the Classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(d) Prior to every General Meeting of the Company at which directors are to be elected, and subject to clauses (a) and (g) of this Article 22, the Board of Directors (or a Committee thereof) shall select, by a resolution adopted by a majority of the Board of Directors (or such Committee), a number of persons to be proposed to the Shareholders for election as directors at such General Meeting (the “Nominees”).

(e) Any Proposing Shareholder requesting to include on the agenda of an Annual Meeting a nomination of a Person to be proposed to the Shareholders for election as director (such person, an “Alternate Nominee”), may so request provided that it complies with this Article 22.2(e), Article 19.5 and any applicable law. Unless otherwise determined by the Board of Directors, a Proposal Request relating to an Alternate Nominee is deemed to be a matter that is appropriate to be considered only at an Annual Meeting. In addition to any information required to be included in accordance with applicable law, such a Proposal Request shall include information required pursuant to Article 19.15, and shall also set forth: (i) the name, address, telephone number, fax number and email address of the Alternate Nominee and all citizenships and residencies of the Alternate Nominee; (ii) a description of all arrangements, relations or understandings during the past three (3) Years, and any other material relationships, between the Proposing Shareholder(s) or any of its Affiliates and each Alternate Nominee; (iii) a declaration signed by the Alternate Nominee that he or she consents to be named in the Company’s notices and proxy materials and on the Company’s proxy card relating to the Annual Meeting, if provided or published, and that he or she, if elected, consents to serve on the Board of Directors and to be named in the Company’s disclosures and filings; (iv) a declaration signed by each Alternate Nominee as required under the Companies Law and any other applicable law and stock exchange rules and regulations for the appointment of such an Alternate Nominee and an undertaking that all of the information that is required under law and stock exchange rules and regulations to be provided to the Company in connection with such an appointment has been provided (including, information in respect of the Alternate Nominee as would be provided in response to the applicable disclosure requirements under Form 20-F (or Form 10-K, if applicable) or any other applicable form prescribed by the U.S. Securities and Exchange Commission; (v) a declaration made by the Alternate Nominee of whether he or she meets the criteria for an independent director and, if applicable, external director of the Company under the Companies Law and/or under any applicable law, regulation or stock exchange rules, and if not, then an explanation of why not; and (vi) any other information required at the time of submission of the Proposal Request by applicable law, regulations or stock exchange rules. In addition, the Proposing Shareholder(s) and each Alternate Nominee shall promptly provide any other information reasonably requested by the Company, including a duly completed director and officer questionnaire, in such form as may be provided by the Company, with respect to each Alternate Nominee. The Board of Directors may refuse to acknowledge the nomination of any Person not made in compliance with the foregoing. The Company shall be entitled to publish any information provided by a Proposing Shareholder or Alternate Nominee pursuant to this Article 22.2(e) and Article 19.15, and the Proposing Shareholder and Alternate Nominee shall be responsible for the accuracy and completeness thereof.

(f) The Nominees or Alternate Nominees shall be elected by a resolution adopted at the Annual Meeting at which they are subject to election. Notwithstanding Articles 22.2(a) and 22.2(b), in the event of a Contested Election (as defined below), the method of calculation of the votes and the manner in which the resolutions will be presented to the Annual Meeting shall be determined by the Board of Directors in its discretion. For the purposes of these Articles, election of directors at a General Meeting shall be considered a “Contested Election” if the aggregate number of Nominees and Alternate Nominees at such meeting exceeds the total number of directors to be elected at such meeting, with the determination thereof being made by the Secretary (or, in the absence thereof, by the CEO) as of the close of the applicable notice of nomination period under Article 19.15 or under applicable law, based on whether one or more notice(s) of nomination were timely filed in accordance with Article 19.15, this Article 22.2 and applicable law; provided, however, that the determination that an election is a Contested Election shall not be determinative as to the validity of any such notice of nomination; and provided, further, that, if, prior to the time the Company mails its initial proxy statement in connection with such election of directors, one or more notices of nomination of an Alternate Nominee are withdrawn such that the number of candidates for election as director no longer exceeds the number of directors to be elected, the election shall not be considered a Contested Election. Shareholders shall not be entitled to cumulative voting in the election of directors, except to the extent specifically set forth in this Article 22.2(f).

(g) Notwithstanding anything to the contrary in these Articles, the election, qualification, removal or dismissal of external directors, if need to be elected and to serve on the Board of Directors pursuant to the Companies Law, shall be only in accordance with the applicable provisions set forth in the Companies Law.

22.3.	Without derogating from Article 22.2, the term of office of a director shall commence as of the date of his or her appointment or election, or on a later date if so specified in his or her appointment or election.

22.4.	The Board of Directors may at any time and from time to time appoint any Person as a director to fill a vacancy (whether such vacancy is due to a director no longer serving or due to the number of directors serving being less than the minimum number stated in Article 22.1 hereof). In the event of one or more such vacancies in the Board of Directors, the continuing directors may continue to act in every matter, provided, however, that if the number of directors serving is less than the minimum number provided for pursuant to Article 22.1 hereof, they may only act in an emergency or to fill the office of directors which have become vacant up to the number required in order to reach a number of serving directors equal to the minimum number provided for pursuant to Article 22.1 hereof, or in order to call an Extraordinary Meeting of the Company for the purpose of electing directors to fill any or all vacancies up to the maximum number of directors. The office of a director that was appointed by the Board of Directors to fill any vacancy shall only be for the remaining period of time during which the director whose service has ended would have held office, or in case of a vacancy due to the number of directors serving being less than the minimum number stated in Article 22.1 hereof, the Board of Directors shall determine at the time of appointment the Class pursuant to Article 22.2 to which the additional director shall be assigned. .

22.5.	A director’s position will vacate automatically in each of these cases:

22.5.1.	If they resign or are dismissed;

22.5.2.	If they are declared bankrupt, as long as they are not exempt;

22.5.3.	If they are charged with an offense, as stated in Section 232 of the Companies Law;

22.5.4.	In accordance with a court decision, as stated in Section 233 of the Companies Law;

22.5.5.	If they are declared legally incapacitated;

22.5.6.	If their term lawfully expires on its own;

22.5.7.	If they pass away;

22.5.8.	When giving notice of enforcement measures, as stated in Section 232A of the Companies Law;

22.5.9.	When giving notice under Section 227A or Section 245A of the Companies Law;

22.6.	Any director may resign by giving the Board of Directors, the Chairperson of the Board of Directors, or the Company, due notice, as required in the Companies Law, and the resignation will come into effect on the notice delivery date, unless the notice states a later date. The director must state the reasons for their resignation.

22.7.	Subject to the Companies Law, the Company may compensate directors in consideration for their service, and for special services, as the general meeting may decide. Directors are also entitled to travel expenses reimbursement, daily sustenance expenses, and so on, in connection with their participation in Board of Directors meetings or the performance of their duties in their capacity as directors, as the general meeting may decide.

22.8.	The above provisions do not prevent directors who are also Company employees or Company subsidiary employees from receiving wages and other benefits due to their employment, as long as such a director’s terms of employment have been approved, under the Companies Law.

22.9.	Notwithstanding anything to the contrary herein, Articles 22.1, 22.2, 22.4, 22.5 and this Article 22.9 may only be amended or replaced by a resolution adopted by the Special Majority.

22.10.	Alternate Director

22.10.1.	Any director may appoint an alternate director. The foregoing notwithstanding, anyone who is not fit to be appointed as a director may not be appointed or serve as an alternate director, nor will an acting Company director or an acting alternate director.

22.10.2.	An acting director may be appointed as an alternate to a member of a Board of Directors Committee if the candidate alternate director to the Committee member is not a member of the same Committee, and if they are an alternate director to an external director, the candidate must be an external director who is an expert on accounting or finance, or with professional qualifications, according to the replaced director’s qualifications.

22.10.3.	An alternate director is considered the same as the director they replace, and they may appear at Board of Directors and Board of Directors Committee meetings, participate, and vote in them, like the appointing director.

22.10.4.	A director who has appointed an alternate director may revoke the appointment at any time, subject to any applicable law. An alternate director’s position will vacate whenever the appointing director’s position is vacated.

22.10.5.	Alternate directors must be appointed or dismissed as stated above by written notice to the alternate director and to the Company, and the appointment will come into effect after the Deed of Appointment or deed of revocation comes into effect, as set forth above, or on the date stated in the Deed of Appointment or the deed of revocation, according to the latter, and if the term is not stated in the appointment notice, it will overlap with the appointing director’s term.

22.10.6.	Subject to the Companies Law, the Company may compensate the alternate director in exchange for their participation in Board of Directors meetings.

23.	Powers and Responsibilities of the Board of Directors

23.1.	The Board of Directors holds all powers and authorities vested in it under these Articles, the Companies Law, and any other law.

23.2.	Without detracting from the provisions of these Articles, the Board of Directors is to outline the Company policy and supervise the performance of the CEO’s duties and actions, including:

23.2.1.	Establishing the Company’s plans of action, the financing principles, and priorities;

23.2.2.	Inspecting the Company’s financial situation and setting the credit facility the Company may accept;

23.2.3.	Determining the organizational structure and wage policy;

23.2.4.	It may decide to issue a debenture series;

23.2.5.	Drafting and approving the financial statements, as stated in Section 171 of the Companies Law;

23.2.6.	Reporting on the state of the Company’s affairs and business outcomes to the general meeting, as stated in Section 173 of the Companies Law;

23.2.7.	Appointing and dismissing the CEO;

23.2.8.	Deciding on actions and transactions that require its approval in accordance with these Articles or with Sections 255 and 268 to 275 of the Companies Law;

23.2.9.	At its choice, allotting Shares and securities that can be converted into Shares up to the limit of the Company’s registered share capital;

23.2.10.	At its choice, deciding to distribute dividends or bonus Shares, as applicable;

23.2.11.	Determining the rights of signature in the Company;

23.2.12.	Making purchase decisions, as “purchase” is defined in Section 1 of the Companies Law, from all Company shareholders, some of them, or any of them, at its discretion;

23.2.13.	Stating its opinion on any special purchase offer, as stated in Section 329 of the Companies Law;

23.2.14.	Set the minimum necessary number of directors that must have accounting or financing qualifications, as defined in Section 240 of the Companies Law, considering the Company’s classification, size, operating volume, and the complexity of its operations, among other things, provided that the number is at least one.

The Board of Directors’ powers pursuant to this Article may not be delegated to the CEO, except as set forth in the Companies Law.

23.3.	Any Company power that is not vested in another organ in the Companies Law or in these Articles is vested in the Board of Directors.

23.4.	Exercising the CEO’s Powers

23.4.1.	The Board of Directors may decide to assume some of the powers granted to the CEO, all for a particular purpose, or for a particular duration, that may not exceed the necessary duration under the circumstances.

23.4.2.	Without detracting from the foregoing, the Board of Directors may instruct the CEO on how to act in a particular matter. If the CEO does not comply with the instructions, the Board of Directors may exercise the required authority, to perform the instructions in the CEO’s place.

23.4.3.	If the CEO cannot exercise their powers, the Board of Directors may exercise them in their place.

23.5.	Subject to the Companies Law and to the provisions of these Articles, the Board of Directors may delegate powers to the CEO, to a Company officer, or to any other person. The Board of Directors may delegate powers for a particular purpose or for a particular duration, all at the Board of Directors’ discretion.

24.	Board of Directors Committees

24.1.	Subject to the Companies Law, the Board of Directors may, at its choice, establish committees with two members or more, appoint members from among the directors (“Board of Directors Committee”), and delegate all or some of its powers to a Board of Directors Committee.

24.2.	No non-directors may serve in a Board of Directors Committee that has been assigned some of the Board of Directors’ powers. Non-directors may serve in Board of Directors Committees, in an advisory capacity.

24.3.	The foregoing notwithstanding, the Board of Directors may not delegate powers to a Board of Directors Committee on the following subjects, though it may establish committees to make recommendations:

24.3.1.	Setting the Company’s general policy;

24.3.2.	Making a distribution, unless this concerns a purchase of Company Shares according to the parameters the Board of Directors has set in advance;

24.3.3.	Setting the Board of Directors’ position on a matter that requires the general meeting’s approval, or stating the Board of Directors’ opinion on the profitability of a special purchase offer, as stated in Section 329 of the Companies Law;

24.3.4.	Appointing directors;

24.3.5.	Issuing or placing Shares or securities that can be converted into Shares or exercised as Shares, or of a debenture series, except a permissible delegation to a Board of Directors Committee;

24.3.6.	Approving the financial statements;

24.3.7.	Authorizing transactions and actions that require the Board of Directors’ approval under Sections 255 and 268 to 275 of the Companies Law.

24.4.	Any decision made or action taken by a Board of Directors Committee to which the Board of Directors delegated its powers is considered the same as a Board of Directors decision or action, unless the Board of Directors states otherwise expressly, for a particular purpose, or for a particular committee. From time to time, the Board of Directors may expand, reduce, or revoke the powers delegated to a Board of Directors Committee, though such a revocation or a reduction of powers does not detract from the force of a Committee decision that the Company has acted on toward any other Person who did not know about the revocation.

24.5.	Board of Directors Committee Meetings

24.5.1.	Subject to the Companies Law, the quorum for starting a Board of Directors Committee meeting is two committee members who are serving as of the time of the meeting or their alternates, unless the Board of Directors states otherwise.

24.5.2.	The provisions of these Articles regarding Board of Directors actions apply to Board Of Directors Committees, mutatis mutandis, as long as no Board of Directors instructions replace them for this purpose, all subject to the Companies Law.

24.5.3.	Any Board of Directors Committee must give the Board of Directors regular reports of its decisions or recommendations.

25.	Board of Directors Actions

25.1.	Subject to the provisions of these Articles, the Board of Directors may convene to perform its duties and postpone its meetings and regulate its actions and discussions as it considers desirable.

25.2.	The Board of Directors will appoint one member to serve as the Chairperson of the Board of Directors, and it may also dismiss the Chairperson of the Board of Directors and appoint another Person in their place. The Board of Directors may appoint one or more directors as Deputy Chairperson of the Board of Directors, who will serve in the Chairperson’s place in their absence. The Board of Directors may set the duration of the Chairperson’s and the Deputy Chairperson’s service. If no such duration is determined, the Chairperson and the Deputies will act as long as they serve as directors, and as long as the Board of Directors does not resolve to replace them.

25.3.	The Chairperson of the Board of Directors will preside over and administer the Board of Directors meeting. If the Chairperson of the Board of Directors is absent from a Board of Directors meeting according to an advance notice, or if they do not appear at the meeting within 15 minutes of the scheduled start time, the Deputy Chairperson of the Board of Directors will preside over the meeting, if such a deputy has been appointed. If both the Chairperson of the Board of Directors and their deputy are absent from the meeting, the present directors will elect one of them as chairperson of the meeting.

25.4.	The Board of Directors will gather according to the Company’s needs, and at least once every three Months.

25.5.	The Chairperson of the Board of Directors may gather the Board of Directors at any time, and set the place and time of the Board of Directors meeting.

25.6.	Without detracting from the foregoing, the Chairperson of the Board of Directors must gather the Board of Directors at the occurrence of one or more of the following:

25.6.1.	At least two directors require that the Board of Directors gather to discuss the matter stated in their demand, and if the Company has the minimum number of directors or fewer, as stated in Article 22.1 of these Articles, or if that stated in Section 257 of the Companies Law is true, a demand by at least one director, to gather the Board of Directors to discuss the issues stated in the demand will suffice;

25.6.2.	Receiving a notice or a report by the CEO that require action on the Board of Directors’ part;

25.6.3.	Receiving the Auditor’s notice of material defects in the Company’s accounting control.

Upon receiving such a notice or report, the Chairperson of the Board of Directors will gather the Board of Directors without delay and no later than 14 days of the demand, notice, or report, as applicable.

25.7.	All directors must receive a notice of the Board of Directors gathering a reasonable time before the meeting date. Alternate directors are not entitled to receive notice of Board of Directors meetings.

25.8.	The foregoing notwithstanding, the Board of Directors may gather in urgent cases and with the majority of directors’ consent, without notice.

25.9.	The Chairperson of the Board of Directors will set the Board of Directors meetings’ agenda, and the agenda will include the issues set by the Chairperson of the Board of Directors, and any other issue any director or the CEO has asked the Chairperson of the Board of Directors to include on the agenda a reasonable time before gathering the Board of Directors meeting.

25.10.	The notice of gathering the Board of Directors must state the time and place of the meeting and a reasonably detailed description of the matters to be discussed therein, according to the agenda. The notice may be made orally or In Writing.

25.11.	Any written notice of the Board of Directors meeting must be made to directors at the address they give the Company in advance, unless they ask or agree to receive notices elsewhere.

25.12.	The quorum for starting a Board of Directors meeting will be a majority of acting directors as of the meeting, who are eligible to participate in it, or their alternates who are not precluded by law from participating in Board of Directors meetings, but no fewer than two directors. If no quorum is present within thirty minutes of the scheduled Board of Directors meeting start time, the meeting will be postponed by three days or to a later time. If no quorum is present at such a deferred meeting within 30 minutes of gathering, the present directors who may vote will form a quorum.

25.13.	Each director will have one vote. Board of Directors decisions will be made by the majority of votes of directors who are present at the meeting and vote, not including abstaining votes. The Chairperson of the Board of Directors will not have the tie-breaking vote in the event of a tie.

25.14.	In the event of a tie, the decision on which the directors voted will be considered to have been rejected.

25.15.	The Board of Directors may hold meetings using any media as long as all participating directors can hear one another simultaneously. The Board of Directors may set the manner and methods of administering a meeting via conference.

25.16.	The Board of Directors may make decisions without gathering and practice, as long as all directors who are eligible to participate in the discussion and vote on the matter submitted to them agree not to gather to discuss this matter. A decision made this way is valid for all intents and purposes, as though it had been made in a duly gathered and administered Board of Directors meeting.

26.	Minutes

26.1.	The Board of Directors will make sure to keep minutes of the proceedings in Board of Directors meetings. All minutes must include the names of the participating directors and anyone else who was present at the meeting, and a description of the matters that were discussed and the decisions that were made at the meeting.

26.2.	The Chairperson of the Board of Directors or the chairperson of the meeting must sign all minutes, as applicable; such authorized, signed minutes are considered prima facie evidence of their content.

26.3.	This Article 26 also applies to all Board of Directors Committee meetings and to Board of Directors decisions that were passed without gathering.

27.	The CEO

27.1.	From time to time, the Board of Directors will appoint the Company’s CEO; it may appoint more than one CEO. The Board of Directors may also dismiss the CEO or replace them, as it considers appropriate.

27.2.	The CEO does not have to be a Company shareholder or a director.

27.3.	The CEO is responsible for the management of the Company’s regular affairs, in accordance with the policy set by the Board of Directors, and subject to the Board of Directors’ instructions.

27.4.	The CEO holds all executive and administrative powers not vested in another Company organ in the Companies Law or in these Articles or under them, except for such authorities to be assigned from the CEO to the Board of Directors according to Article 23.4.1 above, if any; the CEO is accountable to the Board of Directors.

27.5.	Subject to the Companies Law and these Articles, the Board of Directors may at times give and grant the CEO the Board of Directors’ powers under these Articles, as it considers desirable, and it may also delegate its powers for a duration, for the purposes, at the terms, and subject to the limitations it finds suitable, and the Board of Directors may also grant the CEO ger these powers without waiving them, or instead of them, wholly or partly, and from time to time, it may revoke, deny, and alter these powers, or some of them.

27.6.	Without detracting from that stated in Article 31 of these Articles, the CEO may delegate their powers to one or more Person who are subordinate to them, with the Board of Directors’ permission; the Board of Directors’ permission may be given in general or for a particular purpose.

27.7.	Without detracting from the Companies Law and any other law, the CEO will report to the Board of Directors on the subjects, at the times, and in the scope the Board of Directors determines, in a specific decision, or according to the Board of Directors procedures.

27.8.	The Board of Directors will set the terms of the CEO’s service, subject to the Companies Law. The CEO may receive their wages as a salary or brokerage fees or a share in the profits or by granting securities or a right to buy securities or in any other way.

28.	The Validity of Actions and Transaction Authorization

28.1.	Subject to the provisions of any applicable law, any action the Board of Directors, a Board of Directors Committee, or any Person in their capacity as a director or as a member of a Board of Directors Committee, or an officer, may perform, as applicable–is valid, even if it later turns out that there was a defect in the appointment of the Board of Directors, the Board of Directors Committee, the director, the committee member, or the officer, as applicable, or that any of the above officers were disqualified from serving as such.

28.2.	Subject to the Companies Law, if an officer is a Company shareholder or an interested party or an officer in any other Entity, including an Entity that the Company is interested in or that is a Company shareholder, this will not disqualify the officer from being a Company officer. No Company officer will be disqualified because they, or any such Entity, are party to a contract with the Company, on any matter, and in any way.

28.3.	Subject to the Companies Law, a person’s status as a Company officer will not disqualify that person, their relative, or any other Entity that they are interested in, from entering into transactions with the Company that the officer has any personal stake in.

28.4.	Subject to the Companies Law, an officer may participate and vote in discussions on the approval of transactions or actions they have a personal interest in.

28.5.	Subject to the Companies Law, a general notice by a Company officer or the Company’s controlling shareholder of a personal interest in any Entity, made to the Board of Directors, with a description of the personal interest, is considered disclosure of such an officer’s or controlling shareholder’s personal interest to the Company, for the purpose of any engagement with such an Entity, or an engagement that such an Entity has a personal interest in.

29.	Signature on Behalf of the Company

29.1.	Subject to the Companies Law and to the provisions of these Articles, the Board of Directors may authorize any Person to act and sign on behalf of the Company, alone or with another, in general, or for particular purposes.

29.2.	The Company will have a stamp bearing its name. No signature on any document will bind the Company unless those authorized to sign on its behalf sign it with the Company’s stamp or name in print.

30.	Appointment of Representatives

30.1.	Subject to the Companies Law, the Board of Directors may authorize any Person as the Company’s representative, for such purposes, and with such authorities and discretions, for a period, and subject to such terms, as the Board of Directors considers suitable, at any time.

30.2.	Subject to the Companies Law, the Board of Directors may authorize such a Person to assign all or some powers, authorizations, and discretions granted to them, among other things.

31.	Exemption, Indemnification, and Insurance

31.1.	Exemption

Subject to the Companies Law, the Company may, at the maximum permissible in the law, exempt an officer from all or some of their liability, in advance or in retrospect, due to damage of any kind caused to them or that may be caused to them, directly or indirectly, if it was or is caused following a violation of the duty of care toward the Company, including for any decision, failure to decide, or any derivative of the above, and due to any other incident, cause, liability, expense, or damage, if it is permissible to grant an exemption due to them pursuant to the Companies Law at the relevant time for approving the exemption, except in the event of a violation of the duty of care toward the Company within a distribution.

The foregoing also applies to a Company officer’s exemption in connection with their role as an officer in a subsidiary or position holder in a subsidiary or in any other company that the Company has a share in, directly or indirectly, or that the Company is otherwise interested in (“Other Company”).

31.2.	Insurance

Subject to any applicable law, the Company may enter into contract to cover any Company officer’s liability, as imposed on them following an action they perform in their capacity as a Company officer, to the maximum extent permitted in the law, due to each of the following:

31.2.1.	A violation of the duty of care toward the Company or toward another person;

31.2.2.	A violation of the fiduciary duty toward the Company, as long as the officer acted in good faith and had reasonable grounds for assuming the action will not harm the Company’s best interest;

31.2.3.	A monetary liability imposed on them for the benefit of another person;

31.2.4.	Expenses the officer spent or has been charged with in connection with an Administrative Enforcement Proceeding they were subject to, including reasonable litigation expenses, such as an attorney’s fee;

31.2.5.	A payment imposed on the officer for the benefit of an injured party, as stated in Section 52.BBB(A)(1)(A) of the Securities Law (“Payment to an Injured Party”).

31.2.6.	Any other Company officer liability, undertaking, or expense that may be lawfully insured now or in the future.

31.3.	Indemnification

Subject to any applicable law, the Company may indemnify an officer therein due to a liability or an expense imposed on them or that they have spent following an action performed in their capacity as a Company officer, to the maximum amount permitted under any applicable law, and as stated below:

31.3.1.	A monetary liability imposed on them for the benefit of another Person according to a judgment, including a judgment in a settlement or an arbitration award that a court has ratified;

31.3.2.	Reasonable litigation expenses, including an attorney’s fee, that officer has spent because of an investigation or proceeding administered against them by an authority that is authorized to administer an investigation or a proceeding, that concluded without a criminal charge lodged against them, and without imposing a monetary sanction on them in lieu of a criminal proceeding, or that has concluded without submitting a criminal charge, but by imposing a monetary sanction in lieu of a criminal proceeding, in an offense that does not require proof of mens rea or in connection with a monetary sanction. In this Article: (1) “conclusion without submitting a criminal charge in a matter in which a criminal investigation has been launched”; and (2) “a monetary sanction in lieu of a criminal proceeding” are as defined in Section 260 (A)(1A) of the Companies Law;

31.3.3.	Reasonable litigation expenses, including an attorney’s fee, the officer spent or was charged with by a court, in a proceeding lodged against the officer by the Company or on its behalf or by another person, or in a criminal charge the officer was acquitted from, or in a criminal offense it was charged with, that does not require proof of mens rea;

31.3.4.	Expenses the officer has spent or has been charged with in connection with an Administrative Enforcement Proceeding they were subject to, including reasonable litigation expenses, such as an attorney’s fee, to the extent permitted under the law.

31.3.5.	Any Payment to an Injured Party, including reasonable litigation expenses, such as an attorney’s fee.

31.3.6.	Any liability, undertaking, or other expense for which it is or will be permissible to indemnify Company officers.

31.4.	Advance Indemnification

31.4.1.	The Company may give an advanced undertaking to indemnify an officer due to a liability or an expense, as stated in Article 32.3 hereof, as long as the advance undertaking to indemnify due to a liability, as stated in Article 32.3.1 above, is limited to events the Board of Directors considers predictable given the Company’s activity in practice when making the undertaking to indemnify, and to an amount or according to a criterion that Board of Directors has found reasonable under the circumstances, and that the undertaking to indemnify states the events the Board of Directors considers foreseeable, given the Company’s activity in practice when making the undertaking, and the amount or the criteria the Board of Directors has found reasonable under the circumstances.

31.4.2.	The total, aggregate indemnification amount the Company will bear according to the advanced undertaking to indemnify due to such liability, as stated above in Article 32.3.1 (along with the amounts to be received from an insurance company, if any, under an officer liability insurance policy the Company has acquired) for all Company officers, shall be determined under the Company’s compensation policy.

31.5.	Retroactive Indemnification

Subject to the Companies Law, the Company may indemnify any officer after the fact, for a liability or expense, as stated in Articles 31.3.1 to 31.3.6 above, including with regards to an indemnification for a liability as stated in Article 31.3.1, without applying the restrictions stated in Article 31.4 above.

31.6.	Prohibition on Insurance and Indemnification

According to the Companies Law, and as long as the Companies Law does not allow otherwise, the Company may not enter into contract to cover the liability of an officer therein, and may not indemnify or exempt any of its officers from their liability toward the Company due to any of the following:

31.6.1.	A violation of the fiduciary duty, except for the purpose of indemnification and insurance due to a violation of the fiduciary duty toward the Company, if the officer has acted in good faith, and had reasonable grounds for assuming the action will not harm the Company’s best interests;

31.6.2.	A deliberate or reckless violation of the duty of care, unless it has been made out of negligence;

31.6.3.	An action with the intent of unlawfully making a personal gain;

31.6.4.	A fine, as civil fine, a monetary sanction, or a monetary settlement in lieu of a criminal proceeding imposed on them;

31.6.5.	Directly or indirectly insuring a proceeding under Chapter H3 (Imposition of a Monetary Sanction by the Authority), Chapter H4 (Imposition of Administrative Enforcement measures by an Enforcement Committee), or Chapter I1 (Arrangement for a Conditional Avoidance from Launching Proceedings or Terminate Proceedings) of the Securities Law.

If the Companies Law or any other relevant law is amended so that it is possible to enter into an insurance contract, to exempt from liability, or to indemnify in connection with any of the above provisions, these Articles will be considered to have been amended automatically (with no need for any other action or resolution), as though they incorporate any such change, to the maximum extent permitted by the law.

31.7.	The above provisions on exemption, indemnification, and insurance, are not intended to, nor will they, limit the Company in any way in granting any exemption or in entering into an insurance or an indemnification contract or prevent it from exempting, insuring, or indemnifying:

31.7.1.	Non-Company officers, including Company employees, contractors, or consultants, who are not officers, if the Company may do so subject to the provisions of any applicable law;

31.7.2.	Officers or other functionaries in subsidiaries or other companies;

31.7.3.	Officers, if this is not prohibited under the law, or if it is permitted in the future.

31.8.	Note that in this Article 31, any such exemption, indemnification, or insurance undertaking to the benefit of an officer may also be in effect after that officer no longer is a Company officer.

31.9.	As set forth above, the Company may indemnify, insure, and exempt any officer from liability, at the maximum extent permitted under applicable law. Accordingly: (1) Any amendment to the Companies Law, the Securities Law, to the Economic Competition Law, or any other relevant law that extends the Company’s ability to indemnify, insure, or exempt any officer from liability, or that expands any officer’s right to be indemnified, insured, or exempt from liability, beyond or in addition to the provisions of these Articles, will apply to the maximum permissible extent, automatically and effective immediately, to all Company officers, and will be considered to have been incorporated into these Articles to the greatest extent permitted by the law; (2) Any amendment to the Companies Law, to the Securities Law, to the Economic Competition Law, or to any other law, that diminishes the Company’s ability to indemnify, insure, or exempt any officer from liability, or that prejudices any officer’s right to such an indemnification, insurance, or exemption from liability, as set forth herein, may not be effective after the fact, and will not affect undertakings or the Company’s ability to indemnify, insure, or to exempt any officer from liability due to any act (or omission) made before such an amendment has been made, unless stipulated otherwise in applicable law, and to the extent stipulated. If the law stipulates that the provision’s effect is conditioned upon the inclusion of a provision allowing the indemnification, insurance, or exemption from liability in such cases in the Company’s Articles, this provision is considered to have been incorporated into these Articles (including, and without detracting from the generality of the foregoing, as stated in Section 56H of the Securities Law, and in Section 50P of the Economic Competition Law, as stated from time to time). For the sake of proper order, the provisions of this Article do not apply to changing the maximum indemnification amount stated in Article 32.4.2 above, that will not be updated automatically.

32.	Dividends, Funds, and Capitalization of Funds and Profits

32.1.	Before deciding to distribute a dividend, the Board of Directors may set aside amounts out of the profits, at its decision, into a general fund, or into a dividend distribution reserve fund, to distribute bonus Shares, or for any other purpose, at the Board of Directors’ discretion. At the Board of Directors’ discretion, Company profits that the Board of Directors has decided not to distribute as dividends will be carried over to the Year after.

32.2.	Until such funds are used, the Board of Directors may invest the funds it has set aside in this way, and the money in the funds in any investment, as it considers desirable, handle these investments, vary them, or otherwise use them, and it may divide the reserve fund into special funds, and use any fund or part thereof for the benefit of the Company’s business, without keeping it separate from the Company’s remaining assets, all at the Board of Directors’ discretion, at the terms it may set.

32.3.	Subject to the Companies Law, the Board of Directors may decide to distribute a dividend. If the Board of Directors decides to distribute a dividend, it may decide to pay it, entirely or partly, in cash, or through a distribution in kind, including by distributing securities, or in any other way, at its discretion.

32.4.	Subject to the Companies Law, the Board of Directors may decide to issue bonus Shares, and convert some of the Company’s profits, as defined in Section 302(B) of the Companies Law, into share capital, out of the premium on Shares or out of any other source of Company equity, as stated in the Company’s most recent financial statements, at an amount that the Board of Directors will determine, that may be no less than the bonus Shares’ par value.

32.5.	The bonus Shares to be allotted according to this Article will be considered to have been fully paid up.

32.6.	Subject to the rights attached to classes of Shares the Company might issue under these Articles, shareholders will receive dividends or bonus Shares in proportion to the par value of each share, regardless of any premium paid on it.

32.7.	To execute the decision to distribute a dividend or issue bonus Shares, the Board of Directors may:

32.7.1.	Settle any difficulty that may arise in connection with this as it sees fit to, and take any measure it considers necessary to overcome this difficulty;

32.7.2.	Decide that fractions or fractions whose amount is lower than a particular amount the Board of Directors will set will not be counted for the purpose of adjusting the shareholders’ eligibility, or to sell fractions of Shares and to pay the net consideration to the entitled shareholders;

32.7.3.	Authorize anyone to sign any document or other document as required to effect the issue or distribution on behalf of the shareholders, and in particular, to sign and submit such a written document as stated in Section 291 of the Companies Law for registration;

32.7.4.	Set the value of particular assets to be distributed and decide that cash payments made to shareholders will be made according to the set value;

32.7.5.	Vest cash or particular assets to trustees for the benefit of those entitled to them, as the Board of Directors will find beneficial;

32.7.6.	Make any other arrangement, as Board of Directors might consider necessary, to facilitate the issue or the distribution, as applicable.

32.8.	Dividends or other benefits due to Shares will not bear interest or linkage differentials.

32.9.	The Board of Directors may withhold any dividend or bonus share or any other benefits on a share, if the consideration for such a share has not been paid to the Company, in whole or in part, and collect any such amount or consideration received from the sale of all bonus Shares or other benefits on account of the debts or liabilities due to such a share, whether this share is owned solely by the indebted shareholder or jointly with other shareholders.

32.10.	The Board of Directors may withhold any dividend or bonus share or other benefit due to a share that any Person may be registered as the holder of in the Register or has a right to transfer, until this Person is registered as that share’s holder or until it lawfully transfers it, as applicable.

32.11.	From time to time, the Board of Directors may determine the dividend payment methods or bonus share issue methods, or the way they will be transferred to the eligible parties, and the instructions, procedures, and arrangements in connection with this, both for Registered Shareholders and Non-Registered Shareholders. Without detracting from the generality of the foregoing, the Board of Directors may determine as follows:

32.11.1.	Dividends or funds to be distributed to Registered Shareholders will be paid to the Registered Shareholders by a check sent by mail to their address, as it appears in the Shareholder Register; or, if the Shares are held by joint shareholders, to the name of the shareholder whose name appears first in the Shareholder Register with regard to the jointly held Shares. All such checks will be sent at the Registered Shareholder’s risk.

32.11.2.	Dividends for a lower amount than a specific amount the Board of Directors will set will not be paid by check, as stated above, and will be subject to the provisions of Sub-Article 33.11.3 below.

32.11.3.	Dividends or funds distributed to Registered Shareholders will be paid at the Office or elsewhere, at the Board of Directors’ choice.

32.11.4.	A dividend that is distributed to Non-Registered Shareholders will be transferred to them through the nominee company or in any other method the Board of Directors might choose.

32.12.	If two or more people are registered as joint shareholders in the Register, either may issue a valid receipt due to any dividend, share, or other security, or other funds or benefits they are entitled to due to the share.

33.	Company Documents

33.1.	Shareholders have a right of review of Company documents as stated in Section 184 of the Companies Law, upon fulfillment of the conditions the law sets for this purpose.

33.2.	Shareholders have no right of review of Company documents or any Company document, unless such right has been granted to them under the law or in these Articles, or if the Board of Directors authorized them to review Company documents.

33.3.	Subject to the provisions of any applicable law, the Company will keep any book, register, or ledger the law or these Articles require it to keep, using the means, technical and otherwise, the Board of Directors chooses.

34.	Internal Auditor

34.1.	The Board of Directors will appoint the Company’s Internal Auditor, in accordance with the Audit Committee’s proposal.

34.2.	The Internal Auditor will be accountable to the Chairperson of the Board of Directors, unless the Board of Directors decides otherwise.

34.3.	The Internal Auditor will submit the annual work plan proposals to the Board of Directors or to the Audit Committee for approval, as the Board of Directors will determine.

35.	Auditor

35.1.	The Auditor or Auditors will be appointed in each annual meeting, and will serve as such until the end of the following annual meeting.

35.2.	Once the Auditor is appointed, the Board of Directors will set their fees for auditing, at the Board of Directors’ discretion, after hearing the Audit Committee’s recommendations, to be submitted to the Board of Directors a reasonable time in advance.

35.3.	The Board of Directors will set the Auditor’s fees for other services to the Company, along with the auditing services, at its discretion, after hearing the Audit Committee’s recommendations.

36.	Notices

36.1.	Notices and documents will be submitted to the shareholders and to any nominee company, according to the Companies Law or the provisions of these Articles in one of the ways mentioned below in this Article 36.

36.2.	Notices of the general meeting will be made as stated in Article 19.11 of these Articles.

36.3.	Without detracting from the foregoing, the Company may deliver notices or documents to shareholders by hand delivery or by fax or by mail or by email; mail will be delivered at the shareholder’s address according to the Register, and if there is no such address, according to the mailing address they gave the Company for receiving notices. Any notice sent by fax will be sent to the shareholder according to the fax number they give the Company. Any notice sent by email will be sent to the shareholder at the email address they give the Company.

36.4.	Any notice or document that are hand-delivered to a shareholder will be considered to have been delivered upon delivery.

36.5.	Any notice or document sent by mail will be considered to have been duly delivered if they are delivered at the post office bearing the right address, and duly stamped. Delivery will be considered to have been made three days after the date the letter containing such a notice is posted.

36.6.	A notice sent by fax or email will be considered to have been made 24 hours after being sent.

36.7.	Without detracting from the foregoing, the Company may give shareholders notice by publishing the notice on the Company website once, or in at least two Hebrew daily newspaper with a wide circulation. This publication may be made in addition to or instead of giving notice, as stated in Articles 36.6 and 36.7. The date of publication on the website or on the newspaper will be considered the date the shareholders received the notice.

36.8.	The Company may give notice of delivery of a document at the Office or elsewhere, as the Board of Directors determines, or otherwise, including using the Internet.

36.9.	The Company may submit notices or documents to the joint shareholders by sending them to the shareholder listed first in the Shareholder Register, with regard to the relevant share.

36.10.	Any Person who becomes legally entitled to a share under the law, by a transfer, or otherwise, is bound by any notice on that share that is made lawfully to the Person from whom their right to the share follows before their details are entered into the Register.

36.11.	Any document or notice made to a Company shareholder according to the provisions of these Articles will be considered to have been duly delivered despite that shareholder’s death, bankruptcy, or dissolution, or the assignment of the right to the Shares under the law (regardless of the Company’s knowledge of this or lack thereof), as long as no other party is registered as the shareholder in their place, and as such a delivery or submission are considered adequate, for all intents and purposes, for any Person who has a stake in these Shares or who is entitled to them pursuant to the assignment of the right under the law, jointly with such a shareholder, or in their place.

36.12.	Subject to the provisions of any applicable law, any shareholder, director, or other Person who has a right to receive notice pursuant to these Articles or the Companies Law, may waive the notice in advance or in retrospect, for a particular case or in general, and once they have done so, they will be considered to have been duly notified, and any proceeding or action of which notice ought to have been made will be considered valid and effective.

36.13.	A written confirmation, signed by a Company director or by the Secretary, that a document has been sent or that notice has been made in any of the methods set forth in these Articles is considered conclusive proof of its content.

36.14.	If notice must be made several days in advance, or if a notice is in effect for a particular period, the date of submission will count among the days or as part of that period, unless stated otherwise. If notice has been made in one of the above methods, it will be considered to have been at the earliest possible day in which it can be considered to have been made, as stated above.

36.15.	An accidental failure to give a shareholder notice of a meeting, or a shareholder’s failure to receive such a notice, will not detract from the validity of any resolution made at such a meeting.

37.	Merger

A merger according to Chapter One of Part Eight of the Companies Law will be approved by a Majority at the General Meeting or class meeting, as applicable, subject to the provisions of any applicable law.

38.	Dissolution

Subject to the provisions of any applicable law, the liquidator may distributed the surplus assets between shareholders, in a voluntary dissolution or otherwise, at the general meeting’s decision by an ordinary majority of votes, in kind, in whole or in part, and at the general meeting’s decision by an ordinary majority of votes, the liquidator may also deposit any part of the surplus assets with trustees, who will hold in trust for the benefit of shareholders, as the liquidator will consider desirable. To distribute the surplus assets in kind, the liquidator may establish the proper value of the distributable assets.

39.	Miscellaneous

39.1.	Subject to the Companies Law and these Articles, a transaction between the Company and an Office Holder, and a transaction between the Company and another Entity in which an Office Holder of the Company has a personal interest, in each case, which is not an Extraordinary Transaction (as defined by the Companies Law), shall require only approval by the Board of Directors or a Committee of the Board of Directors. Such authorization, as well as the actual approval, may be for a particular transaction or more generally for specific type of transactions.

39.2.	Fees. The Company may pay a fee (including underwriting fees) to any Person in consideration for underwriting, marketing, or distributing Company securities, with or without condition, as the Board of Directors may determine. Payments according to this section may be paid in cash or in Company securities, or any combination of the above.

39.3.	No preemptive. The Company’s shareholders will not have a preemptive, a preferred right, or any other right to buy Company securities. At the Board of Directors’ exclusive discretion, it may offer Company securities to its current shareholders, or some of them, first.

40.	Amendment. Any amendment of these Articles shall require, in addition to the approval of the General Meeting of shareholders in accordance with these Articles, also the approval of the Board of Directors with the affirmative vote of a majority of the then serving directors.

41.	Forum for Adjudication of Disputes.

41.1.	Unless the Company consents In Writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s shareholders, or (iii) any action asserting a claim arising pursuant to any provision of the Companies Law or the Securities Law, shall be the Tel Aviv District Court (Economic Division in the State of Israel (or, if the Tel Aviv District Court does not have jurisdiction, and no other Israeli court has jurisdiction, the federal district court for the District of New York), in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any Person or Entity purchasing or otherwise acquiring any interest in Shares shall be deemed to have notice of and consented to the provisions of this Article.

41.2.	Without prejudice to the above, unless the Company consents In Writing to the selection of an alternative forum, the federal district courts of the United States of America in the New York District shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933 or arising under the Securities Exchange Act of 1934, as amended. Any Person or Entity purchasing or otherwise acquiring any interest in any security of the Company shall be deemed to have notice of and consented to the provisions of this Article 40.